Exhibit 99.1

Quest Diagnostics Reports Third Quarter 2025 Financial Results;
Raises Guidance for Full Year 2025

•Third quarter revenues of $2.82 billion, up 13.1% from 2024
•Third quarter reported diluted earnings per share ("EPS") of $2.16, up 8.5% from 2024; and adjusted diluted EPS of $2.60, up 13.0% from 2024
•Year-to-date cash provided by operations of $1.4 billion, up 63.1% from 2024
•Full year 2025 reported diluted EPS now expected to be between $8.58 and $8.66; and adjusted diluted EPS is expected to be between $9.76 and $9.84

SECAUCUS, N.J., October 21, 2025 - Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, today announced financial results for the third quarter ended September 30, 2025.

“We delivered another quarter of robust top- and bottom-line growth, underscoring strong demand for our clinical solutions and diligent execution of our strategy,” said Jim Davis, Chairman, CEO and President. “Revenues grew 13.1%, including 6.8% organic growth, driven by broad-based adoption of our clinical innovations, contributions from acquisitions, and growth in our consumer channel as we build our presence as the preferred lab engine inside top health and wellness brands. We also announced an agreement with Corewell Health to create a major lab services joint venture serving the state of Michigan. In addition, we will deploy our comprehensive Co-Lab Solutions across Corewell’s nearly two dozen hospitals. Given our strong performance year-to-date, we are again raising our full year 2025 guidance.”

Recent highlights:

•Entered into an agreement with Corewell Health to establish a lab services joint venture in Michigan. In addition, Quest will deploy a comprehensive suite of Co-Lab Solutions, from reference testing and lab analytics to supply chain and blood management, supporting quality, innovation access and productivity. With this collaboration, annual revenues for Co-Lab Solutions are expected to reach approximately $1 billion next year as services scale across 21 Corewell hospitals.

•Completed the acquisition of select dialysis testing assets from Fresenius Medical Care and, under a separate enterprise agreement, began to scale clinical lab testing for Fresenius Medical Care’s U.S. dialysis centers serving approximately 200,000 dialysis patients annually.

•Formed collaborations to be the lab engine inside the mobile apps of WHOOP, the human performance company, and ŌURA Health, maker of the world’s leading smart ring, to serve growing consumer interest in wellness and preventive health.

•Announced a collaboration with Epic to be the technology partner for Project Nova, a multi-year initiative to streamline systems and improve experiences for patients and providers, regardless of the electronic health record system they use.

•Published data in Neurology® Clinical Practice on the confirmatory accuracy of two Quest AD-Detect® tests for aiding Alzheimer's disease diagnosis.

•Announced collaborations that leverage Quest's national scale in phlebotomy and connectivity to broaden access to cancer-screening liquid biopsy tests.

•Secured FDA breakthrough device designation for our Haystack MRD™ test and formed collaborations with Mass General Brigham and Rutgers Cancer Institute to trial Haystack MRD in guiding postoperative therapy decisions.

•Named Thomas Koch, a veteran of the lab and medical device industries, to be the company’s senior vice president of R&D.

•Recognized as a Top Corporate Wellness Innovator by Fast Company for our leadership in employee well-being.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,816	$2,488	13.1%	$8,229	$7,251	13.5%
Diagnostic Information Services revenues	$2,755	$2,427	13.5%	$8,043	$7,058	14.0%
Revenue per requisition			0.8%			0.2%
Requisition volume			12.5%			13.8%
Organic requisition volume			3.9%			1.8%
Operating income (a)	$386	$330	16.8%	$1,170	$985	18.7%
Operating income as a percentage of net revenues (a)	13.7%	13.3%	0.4%	14.2%	13.6%	0.6%
Net income attributable to Quest Diagnostics (a)	$245	$226	8.5%	$747	$649	15.0%
Diluted EPS (a)	$2.16	$1.99	8.5%	$6.57	$5.74	14.5%
Cash provided by operations	$563	$356	57.4%	$1,421	$870	63.1%
Capital expenditures	$144	$106	37.0%	$369	$302	22.3%

Adjusted (a):
Operating income	$458	$385	18.9%	$1,330	$1,132	17.5%
Operating income as a percentage of net revenues	16.3%	15.5%	0.8%	16.2%	15.6%	0.6%
Net income attributable to Quest Diagnostics	$296	$262	13.1%	$845	$758	11.5%
Diluted EPS	$2.60	$2.30	13.0%	$7.43	$6.70	10.9%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2025

The company updates its full year 2025 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$10.96 billion	$11.00 billion	$10.80 billion	$10.92 billion
Net revenues increase	11.0%	11.4%	9.4%	10.6%
Reported diluted EPS	$8.58	$8.66	$8.60	$8.80
Adjusted diluted EPS	$9.76	$9.84	$9.63	$9.83
Cash provided by operations	Approximately $1.8 billion		Approximately $1.55 billion
Capital expenditures	Approximately $500 million		Approximately $500 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, impairment charges and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on October 21, 2025 until midnight Eastern Time on November 4, 2025, by phone at 866-388-5361 for domestic callers or 203-369-0416 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. We provide diagnostic insights from the results of our laboratory testing to empower people, physicians and organizations to take action to improve health outcomes. Derived from one of the world's largest databases of de-identifiable clinical lab results, Quest's diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our more than 55,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, uncertain and volatile economic conditions, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government policies, including related to trade, and regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Wendy Bost, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2025 and 2024
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenues	$2,816	$2,488	$8,229	$7,251

Operating costs and expenses and other operating income:
Cost of services	1,867	1,677	5,474	4,865
Selling, general and administrative	501	448	1,463	1,304
Amortization of intangible assets	39	32	117	90
Other operating expense, net	23	1	5	7
Total operating costs and expenses, net	2,430	2,158	7,059	6,266

Operating income	386	330	1,170	985

Other income (expense):
Interest expense, net	(66)	(49)	(200)	(136)
Other income, net	8	15	18	27
Total non-operating expense, net	(58)	(34)	(182)	(109)

Income before income taxes and equity in earnings of equity method investees	328	296	988	876
Income tax expense	(77)	(65)	(233)	(205)
Equity in earnings of equity method investees, net of taxes	8	6	35	14
Net income	259	237	790	685
Less: Net income attributable to noncontrolling interests	14	11	43	36
Net income attributable to Quest Diagnostics	$245	$226	$747	$649

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$2.18	$2.01	$6.66	$5.80

Diluted	$2.16	$1.99	$6.57	$5.74

Weighted average common shares outstanding:
Basic	112	112	112	111

Diluted	113	113	113	112

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
September 30, 2025 and December 31, 2024
(in millions, except per share data)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$432	$549
Accounts receivable, net	1,456	1,304
Inventories	186	188
Prepaid expenses and other current assets	333	351
Total current assets	2,407	2,392
Property, plant and equipment, net	2,145	2,113
Operating lease right-of-use assets	649	651
Goodwill	8,901	8,856
Intangible assets, net	1,662	1,763
Investments in equity method investees	137	123
Other assets	296	255
Total assets	$16,197	$16,153

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,457	$1,394
Current portion of long-term debt	504	602
Current portion of long-term operating lease liabilities	173	173
Total current liabilities	2,134	2,169
Long-term debt	5,171	5,615
Long-term operating lease liabilities	534	535
Other liabilities	982	938
Redeemable noncontrolling interest	81	83
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both September 30, 2025 and December 31, 2024; 162 shares issued as of both September 30, 2025 and December 31, 2024	2	2
Additional paid-in capital	2,355	2,361
Retained earnings	9,837	9,360
Accumulated other comprehensive loss	(40)	(88)
Treasury stock, at cost; 51 shares as of both September 30, 2025 and December 31, 2024	(4,896)	(4,857)
Total Quest Diagnostics stockholders’ equity	7,258	6,778
Noncontrolling interests	37	35
Total stockholders’ equity	7,295	6,813
Total liabilities and stockholders’ equity	$16,197	$16,153

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2025 and 2024
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$790	$685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	425	358
Provision for credit losses	2	4
Deferred income tax expense (benefit)	118	(21)
Stock-based compensation expense	63	61
Other, net	37	17
Changes in operating assets and liabilities:
Accounts receivable	(153)	(140)
Accounts payable and accrued expenses	113	(102)
Income taxes payable	(1)	31
Other assets and liabilities, net	27	(23)
Net cash provided by operating activities	1,421	870

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(51)	(1,781)
Capital expenditures	(369)	(302)
Other investing activities, net	(20)	37
Net cash used in investing activities	(440)	(2,046)

Cash flows from financing activities:
Proceeds from borrowings	410	1,846
Repayments of debt	(1,011)	(302)
Purchases of treasury stock	(150)	—
Exercise of stock options	61	52
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(44)	(24)
Dividends paid	(263)	(247)
Distributions to noncontrolling interest partners	(43)	(35)
Other financing activities, net	(61)	(36)
Net cash (used in) provided by financing activities	(1,101)	1,254

Effect of exchange rate changes on cash and cash equivalents and restricted cash	3	—

Net change in cash and cash equivalents and restricted cash	(117)	78
Cash and cash equivalents and restricted cash, beginning of period	549	686
Cash and cash equivalents and restricted cash, end of period	$432	$764

Cash paid during the period for:
Interest	$167	$167
Income taxes	$112	$179

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$245	$226	$747	$649
Less: earnings allocated to participating securities	2	1	4	3
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$243	$225	$743	$646

Weighted average common shares outstanding - basic	112	112	112	111
Effect of dilutive securities:
Stock options and performance share units	1	1	1	1
Weighted average common shares outstanding - diluted	113	113	113	112

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$2.18	$2.01	$6.66	$5.80
Diluted	$2.16	$1.99	$6.57	$5.74

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended September 30, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$386	13.7%	$(77)	$8	$245	$2.16
Restructuring and integration charges (a)	11	0.4	(2)	—	9	0.07
Other charges (b)	22	0.8	(6)	—	16	0.15
Amortization expense	39	1.4	(10)	—	29	0.25
ETB	—	—	(3)	—	(3)	(0.03)
As adjusted	$458	16.3%	$(98)	$8	$296	$2.60

	Nine Months Ended September 30, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,170	14.2%	$(233)	$35	$747	$6.57
Restructuring and integration charges (a)	37	0.5	(9)	—	28	0.24
Other charges (b)	52	0.6	(12)	—	40	0.36
Gains and losses on investments (c)	—	—	1	(1)	(2)	(0.01)
Other gains (d)	(46)	(0.5)	14	(8)	(40)	(0.36)
Amortization expense	117	1.4	(30)	—	87	0.76
ETB	—	—	(15)	—	(15)	(0.13)
As adjusted	$1,330	16.2%	$(284)	$26	$845	$7.43

	Three Months Ended September 30, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$330	13.3%	$(65)	$6	$226	$1.99
Restructuring and integration charges (a)	18	0.7	(3)	—	15	0.13
Other charges (b)	5	0.2	—	—	4	0.04
Gains and losses on investments (c)	—	—	—	2	2	0.02
Other gains (d)	—	—	2	—	(6)	(0.06)
Amortization expense	32	1.3	(8)	—	24	0.21
ETB	—	—	(3)	—	(3)	(0.03)
As adjusted	$385	15.5%	$(77)	$8	$262	$2.30

	Nine Months Ended September 30, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$985	13.6%	$(205)	$14	$649	$5.74
Restructuring and integration charges (a)	45	0.6	(10)	—	35	0.31
Other charges (b)	12	0.2	—	—	11	0.10
Gains and losses on investments (c)	—	—	(3)	11	8	0.07
Other gains (d)	—	—	2	—	(6)	(0.06)
Amortization expense	90	1.2	(23)	—	67	0.59
ETB	—	—	(6)	—	(6)	(0.05)
As adjusted	$1,132	15.6%	$(245)	$25	$758	$6.70

(a)For each of the three and nine months ended September 30, 2025 and 2024, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in millions)
Cost of services	$1	$5	$8	$19
Selling, general and administrative	10	15	29	28
Other operating expense, net	—	(2)	—	(2)
Operating income	$11	$18	$37	$45

(b)The pre-tax impacts for both the three and nine months ended September 30, 2025 include a $15 million charge to earnings related to legal matters. Additionally, the three and nine months ended September 30, 2025 include impairment charges of $5 million and $29 million, respectively, on certain long-lived assets related to the exit of a business. Also, each of the three and nine months ended September 30, 2025 and 2024 include losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions. The following table summarizes the pre-tax impact of these other charges on our consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in millions)
Selling, general and administrative	$—	$1	$—	$2
Other operating expense, net	22	4	52	10
Operating income	$22	$5	$52	$12

(c)For each of the three and nine months ended September 30, 2025 and 2024, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments, principally recorded in equity in earnings of equity method investees, net of taxes.

(d)The nine months ended September 30, 2025 include a $46 million pre-tax gain, recorded in other operating expense, net, from a payroll tax credit under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") associated with the retention of employees. Additionally, the nine months ended September 30, 2025 include a pre-tax gain, recorded in equity in earnings of equity method investees, net of taxes, representing a non-recurring gain related to a lease. For the three and nine months ended September 30, 2024, other income, net includes a non-recurring pre-tax gain associated with a foreign exchange forward contract utilized in conjunction with an acquisition. The following table summarizes the pre-tax impact of these other gains on our consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(dollars in millions)
Other operating expense, net	$—	$—	$46	$—

Other income, net	$—	$8	$—	$8

Equity in earnings of equity method investees, net of taxes	$—	$—	$8	$—

(e)For restructuring and integration charges, other gains/charges, gains and losses on investments and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2025 and 2024. No income tax impact was recorded on gains/losses associated with the change in the fair value of the contingent consideration accrual associated with previous acquisition.

3)For both the three and nine months ended September 30, 2025, we repurchased 0.9 million shares of our common stock for $150 million. As of September 30, 2025, $0.7 billion remained available under our share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2025 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2025. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2025 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$8.58	$8.66
Restructuring and integration charges (a)	0.30	0.30
Amortization expense (b)	1.02	1.02
Other charges (c)	0.39	0.39
Other gains (d)	(0.36)	(0.36)
Gains and losses on investments (e)	(0.01)	(0.01)
ETB	(0.16)	(0.16)
Adjusted diluted EPS	$9.76	$9.84

(a)Represents estimated pre-tax charges of $45 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $154 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Includes a $29 million pre-tax impairment charge on certain long-lived assets related to the exit of a business and a $15 million charge to earnings related to legal matters. Additionally, includes estimated pre-tax net charges of $11 million associated with the estimated change in the fair value of the contingent consideration accrual associated with previous acquisitions. Such estimate is subject to the risks and uncertainties discussed in the "Forward Looking Statements" section above. No income tax impacts were recorded on the changes associated with the contingent consideration accrual. Income tax benefits on the other charges were calculated using a combined statutory income tax rate of 25.5%.

(d)Includes a pre-tax gain of $46 million related to a payroll tax credit under the CARES Act associated with the retention of employees. Additionally, includes a non-recurring pre-tax gain of $8 million related to a lease. Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.

(e)Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.